UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 15, 2005

SILICON IMAGE, INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-26887	77-0396307
(Commission File Number)	(IRS Employer Identification No.)

1060 East Arques Ave., Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

(408) 616-4000
(Registrant’s telephone number)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 15, 2005, the Registrant entered into an employment offer letter with Jimmy Garcia-Meza for the position of the Registrant’s Vice President of Storage Products Business.  The offer letter superseded and replaced Mr. Garcia-Meza’s existing employment offer letter with the Registrant entered into in March 2001.  The offer letter sets forth the terms of Mr. Garcia-Meza’s employment with the Registrant, including an annual base salary of $275,000 and participation in the Registrant’s employee benefit plans and executive bonus and compensation programs.  In addition, Mr. Garcia-Meza will receive an option grant to purchase 100,000 shares of the Registrant’s common stock pursuant to the offer letter.  The option will have an exercise price equal to the closing price of the common stock on the date of grant and will vest on a monthly basis over the following years: 15% in 2007; 60% in 2008; and 25% in 2009.

Mr. Garcia-Meza’s offer letter provides that in the event that his employment is terminated without cause, he shall be entitled to cash severance for six months (at the rate of his annual base salary plus target bonus for the year in which such termination occurs).  In the event that his employment is terminated in connection with a change in control, Mr. Garcia-Meza is entitled to the aforementioned benefits and accelerated vesting of his stock option grant dated April 5, 2001 at a vesting rate of twice the vesting rate set forth in the grant. As of February 15, 2005, 20,833 of the 500,000 shares subject to the aforementioned grant remained unvested, with full vesting scheduled to occur on April 5, 2005 (subject to Mr. Garcia-Meza’s continuous employment with the Registrant).

ITEM 5.02.           DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(c)                                  On February 15, 2005, the Registrant appointed Jimmy Garcia-Meza as Vice President of Storage Products Business.  The Registrant entered into an employment offer letter and stock option agreement with Mr. Garcia-Meza.  The terms of such offer letter and option agreement are described in Item 1.01 of this report.  Mr. Garcia-Meza is 41 years old.  From April 2001 to January 2005, Mr. Garcia-Meza has been employed by the Registrant, serving as Vice President of Worldwide Sales and Business Development, Storage Division from April 2004 to January 2005 and Vice President, Worldwide Sales from April 2001 to April 2004.  From January 2001 to March 2001, Mr. Garcia-Meza was a general partner at The Corporate Finance Group, a venture capital firm.  From August 1999 to December 2000, he served as Venture Director at Index Ventures Management, a venture capital firm.  From 1988 to 1999, Mr. Garcia-Meza spent 12 years with Sun Microsystems, where he held various positions, including: Director, Telecommunications Sales Development, International; Director, Telecommunications Sales Development, Europe; Regional Sales and sales management positions in Sun Microsystems’ Latin American Division; and most recently, Worldwide Director, Integrated Operations and Business Support Systems Line of Business, Telecommunications Division.   Mr. Garcia-Meza has a M.S. in Telecommunications and Computer Networks and a B.S. in Electrical Engineering from the University of Kansas.

During his service as Vice President, Worldwide Sales from January 2004 to April 2004, and for the transitional period from April 2004 to July 2004, Mr. Garcia-Meza earned an annual base salary of $192,500 plus commissions.  During his service as Vice President of Worldwide Sales and Business Development, Storage Division from July 2004 to February 2005, he earned an annual base salary of $275,000.  He also earned a bonus under the Registrant’s 2004 bonus plan for executives in the amount of $33,825.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2005		SILICON IMAGE, INC.

	By:	/s/ Patrick Reutens
Patrick Reutens
Chief Legal Officer